Exhibit 99.1
Nextracker Reports First Quarter Fiscal Year 2026 Financial Results
Q1 FY26 Revenues of $864 Million, Up 20% Year-over-Year
Announces Portfolio of Advanced Robotics and AI Acquisitions
FREMONT, Calif., July 29, 2025 – Nextracker (Nasdaq: NXT), a leading solar technology platform provider, today announced financial results for the first quarter of fiscal year 2026, ended June 27, 2025.
Financial Summary
(In millions, except per share)

	Q1 FY26	Q4 FY25	Q1 FY25
Revenue	$864	$924	$720
GAAP Gross Profit	$282	$306	$237
GAAP Gross Margin	32.6%	33.1%	33.0%
GAAP Net Income	$157	$158	$125
GAAP Net Income Margin	18.2%	17.1%	17.3%
GAAP Diluted EPS	$1.04	$1.05	$0.84

Adjusted Gross Profit	$285	$309	$241
Adjusted Gross Margin	33.0%	33.4%	33.5%
Adjusted EBITDA	$215	$242	$175
Adjusted EBITDA Margin	24.9%	26.2%	24.3%
Adjusted Net Income	$176	$193	$139
Adjusted Diluted EPS	$1.16	$1.29	$0.93
Q1 FY26, Q4 FY25 and Q1 FY25 results include approximately $93 million, $75 million, and $47 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates (“45X credits”).

Please refer to Nextracker’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on 45X credits and schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.
First Quarter Fiscal Year 2026 Financial Highlights:
•Revenue of $864 million, up 20% YoY and 27% international revenue growth YoY
•GAAP gross profit of $282 million, up 19% YoY and GAAP operating income of $186 million, up 16% YoY
•Adjusted gross profit of $285 million, up 18% YoY and adjusted EBITDA of $215 million, up 23% YoY
•Total backlog over $4.75 billion
•Operating cash flow of $81 million, $743 million of cash at the end of the quarter with no debt
•$86.8 million in cash consideration invested in Q1 for strategic acquisitions to support new growth initiatives
Business Highlights:
•Achieved #1 global market share for the 10th consecutive year; top market position in North America, Latin America, Oceania, and Europe

•Continued rapid adoption of NX Horizon Hail ProTM and NX Horizon-XTRTM series trackers with quarter-over-quarter sales up 43% and 22%, respectively
•Positive customer reaction to expanding technology platform including foundation and eBOS products, with cumulative sales of NX Earth Truss® now over 1 GW

“Nextracker delivered another strong quarter across all key financial metrics and saw continued market share momentum,” said Dan Shugar, founder and CEO of Nextracker. “We are innovating the next generation of energy technology and announced this morning the acquisitions of three robotics and AI technologies. As electricity demand accelerates globally, our focus on innovation is creating a broad solar technology platform.”

“Our GAAP operating margin of 22% reflects the benefits of disciplined execution and ongoing investment in high-value technologies,” said Chuck Boynton, CFO of Nextracker. “Innovations like NX Horizon Hail Pro and NX Horizon-XTR are helping to improve customer outcomes while driving greater efficiency and scalability across our operations. This quarter’s performance underscores the strength of our business model and ability to deliver profitable growth.”
FY2026 Annual Outlook
Raised FY26 revenue and profitability ranges

	Updated Outlook	Previous Outlook
Revenue	$3.2 to $3.45 billion	$3.2 to $3.4 billion
GAAP Net Income	$496 to $543 million	$445 to $503 million
GAAP Diluted EPS	$3.24 to $3.55	$2.91 to $3.29
Adjusted EBITDA	$750 to $810 million	$700 to $775 million
Adjusted Diluted EPS	$3.96 to $4.27	$3.65 to $4.03
Adjusted EBITDA range of $750 million to $810 million, which excludes approximately $130 million for stock-based compensation, acquisition related costs, and net intangible amortization.
Adjusted Diluted EPS range of $3.96 to $4.27, which excludes approximately $0.72 for stock-based compensation, acquisition related costs, and net intangible amortization, net of impacts for tax.
Our outlook assumes the current U.S. policy environment remains in effect, and in addition, that permitting processes and timelines will remain consistent with historical levels. The Company is closely monitoring potential updates to safe harbor provisions and other regulatory actions, which could impact project timing, investment decisions and our financial results.
Evolving Nextracker Solar Technology Platform

Nextracker’s strategy is to incorporate complementary technologies around its market-leading tracker systems with the objective of lowering costs for customers, enabling accelerated solar power plant construction timelines, and enhancing system operating performance and long-term reliability. The company believes this strategy will help create new revenue and profit opportunities and strengthen its competitive position and customer stickiness of its core tracker business via integration of complementary features and benefits.

As such, in previous quarters Nextracker announced acquisitions in the areas of foundations and eBOS. Additionally, today the company also announced three prior advanced robotic and AI acquisitions made during the past four quarters with an aggregate investment of over $40 million, including future contingent earnout consideration. These technologies, from real-time monitoring to robotic cleaning and 3D site mapping, integrate directly with the company’s control and monitoring systems to help customers optimize performance, reduce O&M costs, and lower risk. Nextracker believes the expansion of its AI, machine learning, and advanced robotics will have far-reaching impact across its business.
Q1 FY26 Earnings Call
July 29, 2025
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextracker.com

We encourage you to review our Q1 FY26 Shareholder Letter, which, along with this press release, is available on the Nextracker Investor Relations website and includes important information for Nextracker shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextracker Investor Relations website following the conclusion of the event.
About Nextracker
Nextracker innovates and delivers a leading solar power technology platform with integrated tracker, electrical solutions, and yield management and control systems for utility-scale and distributed generation projects. Our advanced technology enables solar power plants to follow the sun’s movement across the sky and optimize performance. With systems operating in more than 40 countries worldwide, Nextracker offers innovative solutions that accelerate solar power plant construction, increase energy output, and enhance long-term reliability. For more information, visit www.nextracker.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for energy demand and future solar adoption, the expected benefits of our eBOS, foundations, advanced robotic and AI acquisitions (including the benefits our customers may realize as a result of integrating these businesses into Nextracker’s), the demand for our products, including Hail Pro-75TM, our XTR tracker series, and NX Earth truss, our competitiveness and global market share, the impacts to our business caused by the U.S. policy environment including as a result of the “One Big Beautiful Bill Act” and other regulatory and policy actions, and Nextracker’s outlook for fiscal year 2026 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.
Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website, investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investor Contact:
Sarah Lee
Investor@nextracker.com
Media Contact:
Brandy Lee
Media@nextracker.com

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except per share data)

	Three-month periods ended
	June 27, 2025	March 31, 2025	June 28, 2024
Revenue	$864,253	$924,342	$719,921
Cost of sales	582,527	618,655	482,481
Gross profit	281,726	305,687	237,440
Selling, general and administrative expenses	73,936	86,794	60,827
Research and development	21,560	23,586	16,519
Operating income	186,230	195,307	160,094
Interest expense	1,216	2,353	3,280
Other (income) expense, net	(5,953)	(5,708)	4,868
Income before income taxes	190,967	198,662	151,946
Provision for income taxes	33,784	40,848	27,152
Net income and comprehensive income	157,183	157,814	124,794
Less: Net income attributable to non-controlling interests	—	1,020	3,094
Net income attributable to Nextracker Inc.	$157,183	$156,794	$121,700

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$1.06	$1.08	$0.86
Diluted	$1.04	$1.05	$0.84
Weighted-average shares used in computing per share amounts:
Basic	147,631	144,888	142,103
Diluted	150,901	149,740	149,233

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of June 27, 2025	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$743,402	$766,103
Accounts receivable, net of allowance of $1,433 and $1,472, respectively	553,578	472,462
Contract assets	384,683	405,890
Inventories	227,133	209,432
Section 45X credit receivable	221,245	215,616
Other current assets	102,903	88,483
Total current assets	2,232,944	2,157,986
Property and equipment, net	72,422	60,395
Goodwill	444,923	371,018
Other intangible assets, net	68,949	53,241
Deferred tax assets	511,255	498,778
Other assets	59,446	51,098
Total assets	$3,389,939	$3,192,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$581,454	$585,299
Accrued expenses	85,990	97,000
Deferred revenue	261,688	247,127
Other current liabilities	102,859	104,086
Total current liabilities	1,031,991	1,033,512
Tax receivable agreement (TRA) liability	391,939	394,879
Long-term deferred revenue	101,452	96,635
Other liabilities	57,413	39,360
Total liabilities	1,582,795	1,564,386
Total stockholders’ equity	1,807,144	1,628,130
Total liabilities and stockholders’ equity	$3,389,939	$3,192,516

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Three-month periods ended
	June 27, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$157,183	$124,794
Depreciation and amortization of intangible assets	5,789	941
Changes in working capital and other, net	(81,648)	(4,889)
Net cash provided by operating activities	81,324	120,846
Cash flows from investing activities:
Purchases of property and equipment	(11,258)	(2,890)
Payment for acquisitions, net of cash acquired	(86,813)	(110,165)
Net cash used in investing activities	(98,071)	(113,055)
Cash flows from financing activities:
Repayment of bank borrowings	—	(937)
Payment of revolver issuance costs	—	(3,715)
TRA payment	(2,944)	—
Distribution to former non-controlling interest holder	(3,010)	(5,314)
Net cash used in financing activities	(5,954)	(9,966)
Net decrease in cash and cash equivalents	(22,701)	(2,175)
Cash and cash equivalents beginning of period	766,103	474,054
Cash and cash equivalents end of period	$743,402	$471,879

	Three-month periods ended
Adjusted free cash flow	June 27, 2025	June 28, 2024
Net cash provided by operating activities	$81,324	$120,846
Purchases of property and equipment	(11,258)	(2,890)
Adjusted free cash flow	$70,066	$117,956

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	June 27, 2025		March 31, 2025		June 28, 2024
GAAP gross profit & margin	$281,726	32.6%	$305,687	33.1%	$237,440	33.0%
Stock-based compensation expense	2,238		2,582		3,780
Intangible amortization	1,159		880		88
Adjusted gross profit & margin	$285,123	33.0%	$309,149	33.4%	$241,308	33.5%

GAAP operating income & margin	$186,230	21.5%	$195,307	21.1%	$160,094	22.2%
Stock-based compensation expense	22,310		40,114		21,901
Intangible amortization	2,059		1,780		88
Acquisition related costs	1,079		643		1,480
Adjusted operating income & margin	$211,678	24.5%	$237,844	25.7%	$183,563	25.5%

GAAP net income & margin	$157,183	18.2%	$157,814	17.1%	$124,794	17.3%
Stock-based compensation expense	22,310		40,114		21,901
Intangible amortization	2,059		1,780		88
Adjustment for taxes	(7,129)		(6,980)		(9,644)
Acquisition related costs	1,079		643		1,480
Adjusted net income & margin	$175,502	20.3%	$193,371	20.9%	$138,619	19.3%

GAAP net income & margin	$157,183	18.2%	$157,814	17.1%	$124,794	17.3%
Interest, net	(5,371)		(6,544)		(1,292)
Provision for income taxes	33,784		40,848		27,152
Depreciation expense	3,730		3,328		853
Intangible amortization	2,059		1,780		88
Stock-based compensation expense	22,310		40,114		21,901
Acquisition related costs	1,079		643		1,480
Other tax related loss, net	—		4,514		—
Adjusted EBITDA & margin	$214,774	24.9%	$242,497	26.2%	$174,976	24.3%

Diluted earnings per share
GAAP	$1.04		$1.05		$0.84
Earnings per share attributable to Non-GAAP adjustments	0.12		0.24		0.09
Adjusted	$1.16		$1.29		$0.93

Diluted shares used in computing per share amounts	150,901		149,740		149,233

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes
To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.
Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs for business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.